EXHIBIT 3.4

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                            SPECIALTY RETAILERS, INC.
                              (A TEXAS CORPORATION)

                               ARTICLE I. OFFICES

        SECTION 1.01. REGISTERED OFFICE. The registered office of the Corporation shall be located at 10201 South Main Street, Houston, Texas 77025, or such other place as may be designated by the Board of Directors and filed with the Secretary of State of the State of Texas in accordance with the Texas Business Corporation, as it may hereafter be amended, restated or codified (the "TBCA").

        SECTION 1.02. PRINCIPAL OFFICE. The principal office shall be located at such place designated by the Board of Directors from time to time.

        SECTION 1.03. OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, within or without the State of Texas, as the Board of Directors may, from time to time, designate or the business of the Corporation may require.

                       ARTICLE II. SHAREHOLDERS' MEETINGS

        SECTION 2.01. TIME AND PLACE OF SHAREHOLDERS' MEETINGS. All meetings of the Shareholders shall be held at the principal office of the Corporation, or at such other place, within or without the State of Texas, as shall be determined, from time to time, by the Board of Directors, or unanimously designated by the Shareholders, and the place at which such meeting shall be held shall be stated in the notice and call of the meeting. Any meeting is valid wherever held if all persons entitled to vote at such meeting consent in writing to holding such meeting where held, whether signed before, during or after such meeting, and if the consent is filed with the Corporation's Secretary.

        SECTION 2.02. THE ANNUAL MEETING. The annual meeting of the Shareholders of the Corporation, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on the first day of October of each year; provided, however, that if such day shall fall on a legal holiday in the State of Texas, then the meeting shall be on the next business day thereafter. If the annual meeting of the Shareholders is not held on the day herein prescribed, the election of Directors may be held at any meeting thereafter called pursuant to these Bylaws.
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        SECTION 2.03. SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the President, or if the President is unable to act because of physical or mental disability, by any Vice President, or by a majority of the Board of Directors, and shall be called at any time by the President or any Vice President, or the Secretary or the Treasurer upon the request of Shareholders owning one-tenth (1/10th) of the outstanding stock of the Corporation entitled to vote at such meeting. Special meetings of Shareholders shall be held at such place, within or without the State of Texas, as shall be stated in the notice of the meeting or waiver thereof. Only business within the purpose or purposes described in the notice required by the TBCA and Section 2.04 below may be conducted at a special meeting of the Shareholders.

        SECTION 2.04. NOTICE AND PURPOSE OF THE MEETINGS. Written or printed notice, stating the date, hour and place of any meeting of the Shareholders, and, in the case of a special meeting, or where otherwise required by the TBCA, the purpose or purposes for which the meeting is called, signed by the President, Vice President or Secretary, shall be delivered at least ten (10) days (or if the purpose, or one of the purposes, of the meeting is to consider a plan of merger or exchange, at least twenty [20] days), and not more than sixty
(60) days, prior to such meeting, either personally or by mail, to each Shareholder of the Corporation entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the Shareholder at his address as it appears on the share transfer records of the Corporation. Except as otherwise expressly provided by applicable law, no notice of a meeting of Shareholders shall be required to be given to any Shareholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing or by telecopy, telegram, cable, radio or wireless, either before or after such meeting. Except where otherwise provided by applicable law, notice of any adjourned meeting of the Shareholders of the Corporation shall not be required to be given. Such further notice shall be given as may be required by law. The Board of Directors may fix in advance a date, not exceeding sixty (60) days nor less than ten (10) days (or twenty [20] days when the meeting is to consider a plan of merger or exchange) preceding the date of any meeting of Shareholders, as a record date, for the purpose of determining the Shareholders entitled to notice of, and to vote at, any such meeting.

        SECTION 2.05. QUORUM. With respect to any matter, a quorum shall be present at any annual or special meeting of Shareholders if Shareholders representing, either in person or by proxy, a majority of the capital stock of the Corporation entitled to vote on that matter are at such meeting, except as otherwise specially provided by law or in the Articles of Incorporation.

        If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these Bylaws for an annual meeting, or fixed by notice or waiver, or waivers of notice as above-provided for a special meeting, the holders of a majority of the votes of the shares entitled to vote thereat, present in person or by proxy, may adjourn the meeting to a future time not less than one (1), nor more than fourteen (14) days later, and the Secretary shall thereupon give at least one
(1) day's notice by telecopy

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or telephone to each Shareholder entitled to vote who was absent from such meeting. At any such adjourned meeting at which a quorum may be present, in person, or by proxy, any business may be transacted which might have been transacted at the meeting as originally notified or called. The votes of the holders of a majority of the shares entitled to vote, and thus represented at a meeting at which a quorum is present, shall be the act of the Shareholders' meeting, unless the vote of a greater number is required by law. The Shareholders present at a duly organized meeting may not continue to transact business until adjournment if there is a withdrawal of enough Shareholders to leave less than a quorum.

        SECTION 2.06. ORGANIZATION. Meetings of the Shareholders shall be presided over by the President, or if he is not present by a Vice President, or if neither the President nor a Vice President is present, by a chairman to be chosen by a majority of the Shareholders who are present in person or by proxy at the meeting and are entitled to vote. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as Secretary of every meeting. If neither the Secretary nor an Assistant Secretary is present, the presiding officer at the meeting may appoint any person present to act as Secretary of the meeting.

        SECTION 2.07. ORDER OF BUSINESS. At the annual meeting of the Shareholders, the order of business shall be as follows:

                      1.  Calling meeting to order.
                      2.  Proof of notice of meeting.
                      3.  Reading of Minutes of last previous
                               annual meeting.
                      4.  Reports of officers.
                      5.  Reports of committees.
                      6.  Election of Directors.
                      7.  Unfinished business.
                      8.  New business.
                      9.  Adjournment.

        SECTION 2.08. FIXING RECORD DATE FOR DETERMINATION OF SHAREHOLDERS ENTITLED TO NOTICE OF, AND TO VOTE AT, SHAREHOLDERS' MEETINGS. (A) For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, the Board of Directors may, by resolution, provide that the share transfer records shall be closed for a period to be stated in such resolution, not more than sixty (60) days nor less than ten (10) (or twenty [20] days when the meeting is to consider a plan of merger or exchange) days preceding such meeting. (B) If the Board of Directors does not provide for the closing of the share transfer records, relative to a particular meeting, then, in such event, the record time and date for the determination of Shareholders entitled to notice of, and to vote at, such meeting shall be the date upon which notice of the meeting is mailed or the date upon which a waiver of notice is executed. Unless a record date shall have previously been fixed or determined

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pursuant to this Section 2.08, whenever action by Shareholders is proposed to be taken by consent in writing without a meeting of Shareholders, the board of directors may fix a record date for the purpose of determining Shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors and the prior action of the Board of Directors is not required by the TBCA, the record date for determining Shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, registered agent, its principal place of business, transfer agent, registrar, exchange agent, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of Shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the TBCA, the record date for determining Shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

        SECTION 2.09. SHAREHOLDERS' LIST. The officer or agent having charge of the Corporation's Stock Transfer Books shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof. Such list shall be arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation, and shall be subject to inspection by any Shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall also be subject to inspection by any Shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books and to vote at any meeting of Shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at any meeting of the Shareholders.

        SECTION 2.10. VOTING OF SHARES. (A) Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share or (if and to the extent permitted by the TBCA) limit or deny voting rights to the holders of the shares of any class or classes and except as otherwise provided by the TBCA. (B) Treasury shares, shares of the Corporation's stock owned by another corporation (if the majority of the voting stock of such other corporation is owned or controlled by the Corporation) and the shares of stock of the Corporation held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the

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total number of outstanding shares at any given time. (C) Each Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his duly authorized attorney in fact. A telegram, telex, cablegram, telefacsimile, or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Shareholder, shall be treated as an execution in writing for purposes of this Section 2.10. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly conspicuously provided therein to be irrevocable and unless the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of (1) a pledgee, (2) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares, (3) a creditor of the Corporation who extended it credit under terms requiring the appointment,
(4) an employee of the Corporation whose employment contract requires the appointment; or (5) a party to a voting agreement created under Section B,
Article 2.30 of the TBCA. No share of stock which has been transferred on the books of the Corporation subsequent to the record date determined in accordance with Section 2.08 hereof shall be voted on by the legal holder thereof at any election for Directors. (D) At each election for Directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or unless expressly prohibited by the Articles of Incorporation, to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of such candidates. Any Shareholder who is authorized and intends to cumulate his votes as herein authorized shall give written notice of such intention to the Secretary of the Corporation on or before the day preceding the election at which such Shareholder intends to cumulate his votes. All Shareholders may cumulate their votes if any Shareholder gives the written notice provided for herein or in the TBCA. (E) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may authorize, or in the absence of such authorization, as the board of directors of such corporation may determine. (F) Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and forming a part of the estate served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without the transfer of said shares into his name as trustee. (G) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of the receiver may be voted by such receiver, without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. (H) A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

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        SECTION 2.11. INSPECTORS OF ELECTION. At all elections of Directors, or in any other case in which the inspectors may act, two (2) inspectors of election may be appointed by the Chairman of the meeting except as otherwise provided by law. If there is a failure to appoint inspectors, or any inspector appointed be absent or refuses to act, or if his office becomes vacant, the Shareholders present at the meeting, by per capita vote, may choose temporary inspectors of the number required. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability and shall take charge of the polls and after the vote shall have been taken, shall make a certificate of the result thereof, but no Director, or candidate for the office of Director shall be appointed as such inspector. Inspectors shall receive and take in charge all proxies and ballots and shall decide all questions touching upon the qualifications of voters, the validity of proxies, and the acceptance and rejection of votes. In case of a tie vote by the inspectors on any questions, the presiding officer shall decide. The failure to appoint inspectors of election shall not invalidate any action taken at any Shareholders' meeting.

        SECTION 2.12. METHOD OF VOTING. Except as otherwise required by statute, the Articles of Incorporation, or by these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on the matter to be voted on and represented in person or by proxy at such meeting, if a quorum is present, shall be the act of the Shareholders. To the extent applicable and not in conflict herewith, Robert's Rules of Order shall govern the conduct of and procedure of all Shareholders' meetings.

        SECTION 2.13. WAIVER BY UNANIMOUS CONSENT IN WRITING. Unless otherwise expressly set forth in the Articles of Incorporation, any action required to be or which may be taken at any annual or special meeting of the Shareholders, may be taken without meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be taken or so taken shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof. Every written consent signed by the holders of less than all of the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each Shareholder who signs the consent. No written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 2.13, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of Shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President of the Corporation. A telegram, telex, cablegram, telefacsimile or similar transmission by a Shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Shareholder, shall be

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regarded as signed by the Shareholder for the purposes of this Section 2.13.
Prompt notice of the taking of any action by Shareholders without a consent by less than unanimous written consent, if allowed by the corporation's Articles of Incorporation, shall be given to those Share holders who did not consent in writing to the action. A consent executed in accordance with this Section 2.13 shall be delivered to the Secretary of the Corporation for inclusion in the Minute Book of the Corporation.

        SECTION 2.14. MEETINGS BY CONFERENCE TELEPHONE. Subject to the provisions required or permitted by the Texas Business Corporation Act and these Bylaws for notice of meetings, Shareholders may participate in a meeting of Shareholders by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participating in such meetings shall constitute presence in person at such meeting except where a person participates in such meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                        ARTICLE III. BOARD OF DIRECTORS.

        SECTION 3.01. POWERS, NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to the restrictions imposed by law, by the Articles of Incorporation, or by these Bylaws.

        The number of Directors shall be two (2), but the number of Directors may be increased or decreased, from time to time, by amendment of these Bylaws. No decrease shall have the effect of shortening the term of any incumbent Director.

        The Directors shall be elected each year at the annual meeting of the Shareholders, or at a special meeting of the Shareholders held in lieu of such annual meeting if the same is not held when provided for in these Bylaws, and each Director shall be elected to hold office and serve until the annual meeting of the Shareholders next ensuing after his election and until his successors shall be elected and shall qualify.

        Directors need not be Shareholders nor residents of the State of Texas.

        In addition to the powers and authority expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Shareholders. Without prejudice to such general powers and the other powers conferred by statute, by the Articles of Incorporation and by these Bylaws, it is hereby expressly declared that the Board of Directors shall have the following powers:

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               1. To purchase, or otherwise acquire for the Corporation, any property or rights, or privileges which the Corporation is authorized to acquire, at such price or consideration and generally on such terms and conditions as they may think fit; and at their discretion to pay therefor either wholly or partly in money, stock, bonds, debentures or other securities of the Corporation.

               2. To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effect the same.

               3. To appoint any person or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation, or in which it is interested, or for any other purpose, and to execute such deeds and do all things requisite in relation to any such trust.

               4. To delegate any of the powers of the Board in the course of the current business of the Corporation to any standing or special committee, or any other officer or agent and to appoint any persons the agents of the Corporation, with such powers (including the power to sub-delegate), and upon such terms as they think fit.

               5. To determine whether any surplus of the Corporation exists, and if any exists, what part of the surplus of the Corporation shall be declared in dividends and paid to the Shareholders, and to direct and determine the use and disposition of any such surplus.

               6. To fix, from time to time, the amount of profits of the Corporation to be reserved as working capital or for any other lawful purpose.

               7. To establish bonus, profit-sharing, or other types of incentive or compensation plans for the employees (including officers and directors) of the Corporation, and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amount of their respective participations.

               8. To enter into contracts of employment, which contracts may be for a term longer than that for which the Directors are elected.

        In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do any and all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Texas, and the Articles of Incorporation and the Bylaws of the Corporation.

        SECTION 3.02. COMMITTEES. The Board of Directors may, in its discretion but in accordance with the TBCA, by the affirmative vote of the majority of the whole Board of

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Directors, appoint, from among its members, committees which shall have and exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee, if the committee be composed of more than two (2) members, may determine its action and fix a time and place for its meeting unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. The designation of such committee and the delegation thereof of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. Any such committee appointed by the Board of Directors shall keep regular Minutes of all of its proceedings and shall report the same to the Board immediately following any such proceedings.

        SECTION 3.03. INTEREST OF DIRECTORS OR OFFICERS IN CONTRACTS. No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

        (i) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors be less than a quorum; or

        (ii) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

        (iii) The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

        Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction. Nothing herein contained shall create liability in the events above-described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

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        Any failure of the Shareholders to approve or ratify any such contract, transaction, or act, when and if submitted, shall not be deemed to invalidate in any way the same or deprive the Corporation, its Directors, officers or employees of any of its or their rights to proceed with such transactions, contract or act.

        SECTION 3.04. LIABILITY OF DIRECTORS IN CERTAIN CASES. A Director shall not be liable for his acts as such if he is excused from liability under Article
2.41 of the TBCA and specifically but without limitation, to the fullest extent permitted by the TBCA, a Director shall not be liable if, in voting for or assenting to a distribution, he (a) relied in good faith and with ordinary care upon the statements, valuations or information referred to Article 2.38-3 of the TBCA, or upon other information, opinions, reports, or statements, including financial statements and other financial data, concerning the corporation or another person, that were prepared or presented by: (1) one or more officers or employees of the corporation; (2) legal counsel, public accountants, investment bankers or other persons as to matters the director reasonably believes are within the person's professional or expert competence; or (3) a committee of the board of directors of which the director is not a member, (b) acting in good faith and with ordinary care, considers the assets of the Corporation to be at least of their book value, or (c) in determining whether the Corporation made adequate provision for payment, satisfaction or discharge of all of its liabilities and obligations as provided in Article 6.04 of the TBCA, relied in good faith and with ordinary care upon financial statements of, or other information concerning, any person who was or became contractually obligated to pay, satisfy or discharge some or all of those liabilities or obligations. In the discharge of any duty imposed or power conferred upon him in his capacity as a Director, including as a member of a committee of Directors, the Director may in good faith and with ordinary care rely on information, opinions, reports, or statements, including financial statements and other financial data, concerning the corporation or another person, that were prepared or presented by: (x) one or more officers or employees of the corporation; (y) legal counsel, public accountants, investment bankers or other persons as to matters the director reasonably believes are within the person's professional or expert competence; or (z) a committee of the Board of Directors of which the Director is not a member. A Director is not relying in good faith within the meaning of the preceding sentence if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by such sentence unwarranted.

        SECTION 3.05. RATIFICATION BY SHAREHOLDERS OR DIRECTORS OF CERTAIN ACTS. The Directors in their discretion may submit any contract or act for approval or ratification at any Shareholders' meeting, and any contract or act that shall be approved or be ratified by the vote of a majority of the shares represented in person or by proxy at such Shareholders' meeting at which there is a quorum, shall be as valid and binding upon the Corporation and upon all the Shareholders as if it has been approved or ratified by every Shareholder. Any transaction questioned in any Shareholder's derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of Director, officer, or Shareholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting may be

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ratified, unless prohibited by law, before or after judgment, by the Board of
Directors or by the Shareholders and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its Shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

        SECTION 3.06. VACANCIES. A particular directorship shall be considered to be vacant upon the happening of any one of the following events:

        (1)    Death of the person holding such directorship;

        (2)    Resignation of the person holding such directorship;

        (3) The refusal of the person elected to a directorship to manifest his assent to serve;

        (4) Removal of a Director at a special Shareholders' meeting as provided in Section 3.07 of these Bylaws;

        (5) Disqualification of a Director under any provision of law, the Articles of Incorporation or these Bylaws.

        Any vacancy occurring on the Board of Directors may be filled at a special or annual meeting of the Board of Directors following the occurrence of such vacancy. Such vacancy shall be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in such directorship. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by an election at an annual meeting of Shareholders or at a special meeting of Shareholders called for that purpose.

        SECTION 3.07. REMOVAL OF DIRECTORS. At any meeting of the Shareholders called expressly for that purpose, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors. Any vacancy or vacancies in the Board resulting from such removal may be filled by such vote of such Shareholders, present in person or by proxy, at such Shareholders' meeting at which a quorum is in attendance. If less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, unless the right to cumulate votes is expressly prohibited by the Articles of Incorporation.

        SECTION 3.08. ANNUAL MEETING. Each newly organized Board of Directors may hold its first meeting for the purpose of organization, election of officers and the transaction of business, if a quorum be present, immediately after either the annual meeting of the Shareholders or any

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special meeting of the Shareholders held in lieu thereof, and no notice or waiver of notice of such meeting shall be necessary for any purpose; or such meeting may be held at such place and time as may be fixed in a notice of the meeting (given as though it were to be a special meeting and in accordance with the provisions of Section 3.11 of Article III), or such meeting may be held at such place and time as shall be fixed by the consent in writing of all such Directors.

        SECTION 3.09. ELECTION OF OFFICERS. At the first meeting of each newly elected Board of Directors in each corporate year, at which a quorum shall be present, the Board of Directors shall proceed to the election of officers of the Corporation.

        SECTION 3.10. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such times and places as shall, from time to time by resolution, be determined by the Board. Notice of such regular meetings shall not be required. Such meetings may be held either within or without the State of Texas.

        SECTION 3.11. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the President or by a Vice President or by the Secretary or by a majority of the Directors at the time being in office.

        The Secretary shall, and in the event of his absence, failure, refusal, or omission to do so, any officer of the Corporation may, give notice of any special meeting of the Board of Directors, by telegraphing, telecopying, mailing or delivering the same at least three (3) days before the date of the meeting to each Director. Unless otherwise indicated in the notice or waiver of notice thereof, any and all business, of any nature or character, may be transacted at any special meeting of the Board. Each special meeting shall be held at the principal office of the Corporation or at such other place, within or without the State of Texas, as may be designated in the notice or waiver or waivers of notice thereof, unless and until the Board of Directors shall, by resolution, designate a place or places where special meetings of the Board are to be held; and thereafter, special meetings of the Board shall be held at such place or places so long as such resolution shall continue in force and effect.

        At any meeting of the Board of Directors at which every Director shall be present, even though held without notice or waiver or waivers of notice and wherever held, any and all business of any nature or character may be transacted unless otherwise provided by statute. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business, on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, unless otherwise required herein.

        SECTION 3.12. QUORUM. A majority of the number of Directors fixed by, or in the manner provided in, the Articles of Incorporation or these Bylaws shall constitute a quorum for the transaction of all business unless a greater number is required by law or the Articles of Incorporation or herein. If at any meeting of the Board of Directors there be less than a quorum present, then the Directors present may adjourn the meeting from time to time without notice, other than by announcement at the meeting. At any such adjourned meeting at which a quorum may be present, the Directors may transact any and all business submitted, or proposed to be submitted, to the originally called meeting or any adjournment or adjournments thereof. The act of a majority of the Directors present at a meeting at which a quorum or more than a quorum is in attendance shall constitute the act of the Board of Directors, unless the act of a greater number is required by law, by the Articles of Incorporation, or by these Bylaws.

        SECTION 3.13. DISTRIBUTIONS AND SHARE DIVIDENDS. (A) The Board of Directors may, at any regular or special meeting, declare, and the Corporation may pay, distributions or share dividends, on its outstanding shares, subject to the provisions of Article 2.38 and Article 2.38-1 of the Texas Business Corporation Act (as they may be hereafter amended, codified or renumbered) and the Articles of Incorporation. (B) Subject to the provisions of the laws of the State of Texas and the Articles of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for payment of distributions shall be declared in distributions and paid to the Shareholders, the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time against such discretion, to divide or pay any part of such funds among or to the Shareholders as dividends or otherwise; and the Board of Directors may, by resolution, fix a sum which may be set aside or reserved over and above the capital paid in to the Corporation as working capital for the Corporation or as a reserve for any proper purpose, and from time to time may increase, diminish and vary the same in its absolute judgment and discretion.

        SECTION 3.14. ORDER OF BUSINESS. At meetings of the Board of Directors, business shall be transacted in such order as from time to time may be determined by the presiding officer of such meeting unless otherwise overruled by resolution of the Board of Directors.

        At the meetings of the Board of Directors, the President, or in his absence, any Vice President who is also a Director, shall preside, and in the absence of the President or such Vice President, a Chairman shall be chosen by the Board from among the Directors present.

        The Secretary, or in his absence any Assistant Secretary, of the Corporation shall act as Secretary of all meetings of the Board of Directors, but in the absence of the Secretary or an Assistant Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

        SECTION 3.15. COMPENSATION OF DIRECTORS. No stated salary shall be paid Directors, as such, for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attending each regular or special meeting of any such Board; provided, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        SECTION 3.16. WAIVER BY UNANIMOUS CONSENT IN WRITING. Unless otherwise restricted by the Articles of Incorporation, any action required to be or which may be taken at a meeting of the Directors or a committee thereof, may be taken without meeting if a consent in writing, setting forth the action to be taken or so taken, is signed by all of the Directors or committee members, as the case may be, entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of the State of Texas, and shall be delivered to the Secretary of the Corporation for inclusion in the Minute Book of the Corporation.

        SECTION 3.17. MEETINGS BY TELEPHONE CONFERENCE. Subject to the provisions required or permitted by the Texas Business Corporation Act and the provisions of the Articles of Incorporation or hereof for notice of meetings, the Directors or a committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at such meeting, except where a person participates in a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                              ARTICLE IV. OFFICERS

        SECTION 4.01. NUMBER OF OFFICERS. The officers of the Corporation shall include a President and a Secretary. Any two (2) or more offices may be held by the same person.

        SECTION 4.02. ELECTION AND APPOINTMENT. Immediately after the annual election of Directors, if a majority of the persons so elected as Directors be then present in person, or if not, then at the first meeting of the Board of Directors thereafter, the Directors shall choose by a majority vote of those present, a quorum being present, a President and Secretary and any other officers as they elect to appoint, including, but not limited to, a Treasurer and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the Shareholders, and until his respective successor shall be duly elected and shall qualify, or until his death, resignation, disqualification or removal in the manner herein provided.

        SECTION 4.03. REMOVAL AND RESIGNATION. Any officer, agent, or member of any Committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors; any officer other than the President or the Secretary of the Corporation may also resign at any time by giving written notice to the President or the Secretary of the Corporation. Any resignation shall take effect on the later of the date of receipt of such notice or at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 4.04. VACANCY. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors by majority vote of the Directors present, a quorum being present, for the unexpired portion of the term, and any officer so elected shall hold office until his successor shall be duly elected and shall qualify.

        SECTION 4.05. THE PRESIDENT. The President shall be the principal executive officer of the Corporation and shall, in general, supervise the control of all of the business and affairs of the Corporation. He shall preside at all meetings of the Shareholders and of the Board of Directors. He shall sign, with the Secretary or an Assistant Secretary, if any shall have been appointed and be required to join in the execution according to such instrument, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; shall, subject to the approval of the Board of Directors, appoint and remove, employ and discharge and prescribe the duties and fix the compensation of all agents, employees, and clerks of the Corporation other than the duly appointed officers; supervise all the officers, agents and employees of the Corporation; and in general he shall perform all duties incident to the office of President. The Board of Directors may from time to time enlarge upon or diminish the powers and duties of the President and other officers.

        SECTION 4.06. THE VICE PRESIDENT. In the absence of the President or in the event of his inability or refusal to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designations, then, in the order of their tenure as a vice president of the Corporation), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as, from time to time, may be assigned to him by the President or by the Board of Directors. As to any third party, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence, inability or refusal to act of the President at the time such action was taken.

        SECTION 4.07. THE SECRETARY.  The Secretary shall:

                (a) Keep the Minutes of the Shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose;

                (b) Attend to the giving and serving of all notices in accordance with the provisions of these Bylaws or as required by law;

                (c) Serve as custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issuance thereof, and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with and required by the provisions of these Bylaws, or of the laws of the State of Texas.

                (d) Keep a register of the post office address of each Shareholder;

                (e) Sign with the President certificates for shares of the Corporation;

                (f) In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

        SECTION 4.08. THE ASSISTANT SECRETARIES. The Assistant Secretaries, if any, in the order of their seniority in such office, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary; and shall perform such other duties as the President, the Secretary or the Board of Directors may prescribe.

        SECTION 4.09. THE TREASURER. The Treasurer, if any, if required by the Board of Directors, shall give a bond for the faithful performance of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall:

                (a) Have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all sums in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors;

                (b) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

        SECTION 4.10. ASSISTANT TREASURERS. The Assistant Treasurers, if any, in the order of their seniority in such office, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer; and shall perform such other duties as the President, the Treasurer or the Board of Directors may prescribe.

        SECTION 4.11. RETURNS AND STATEMENTS. It shall be the duty of each officer of this Corporation to make and file any and all returns, reports, lists, or statements required by law to be made and filed by him, and to make full reports to the Board of Directors respecting the affairs of the Corporation in his charge whenever he may be requested to do so.

        SECTION 4.12. ABSENCE OR INABILITY TO ACT. In the case of the absence or inability to act of any officer of the Corporation or of any person herein authorized to act in his place, the Board of Directors may, from time to time, delegate the powers or duties of such officer to any other officer, to any Director, or to any other person it may select.

        SECTION 4.13. APPOINTMENT OF OTHER OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        SECTION 4.14. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

        SECTION 4.15. PERFORMANCE BONDS FOR OFFICERS. The Board of Directors may, by resolution, require any or all officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may, from time to time, be required by the Board of Directors.

        SECTION 4.16. VOTING SECURITIES OWNED BY THE CORPORATION. Unless otherwise ordered by the Board of Directors, the President, or in the event of his inability or refusal to act, the Vice President designated herein or by the Board of Directors to act in the absence of the President, shall have full power and authority on behalf of the Corporation to attend, act and vote at any meetings of security holders of any corporation in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which, as the owner thereof, the Corporation may have possessed and exercised, if present. The Board of Directors, by resolution from time to time, may confer like powers upon any person or persons to the exclusion of or in addition to the party set forth herein.

        SECTION 4.17. RELIANCE BY OFFICERS. In the discharge of any duty imposed or power conferred upon an officer of the Corporation, the officer may in good faith and ordinary care rely on information, opinions, reports, or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by: (a) one or more other officers or employees of the Corporation, including members of the Board of Directors; or (b) legal counsel, public accountants, investment bankers or other persons as to matters the officer reasonably believes are within the person's professional or expert competence. An officer is not relying in good faith within the meaning of this Section if the officer has knowledge concerning the matter in question that makes reliance otherwise permitted by this Section unwarranted.

                        ARTICLE V. CERTIFICATES OF STOCK

        SECTION 5.01. FORM AND TRANSFERS. The interest of each Shareholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock, in such form and style, printed or otherwise, as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President together with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate, or a statement that such shares are without par value. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

        SECTION 5.02. TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof, or by his legal representa tive or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with the transfer clerk or transfer agent appointed as in Sec tion 5.05 of this Article provided, on surrender of the certificate or certificates for such shares properly endorsed and otherwise in compliance with
Section 8.401 of the Texas Business and Commerce Code. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes with respect to the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws and Chapter 8 of the Texas Business and Commerce Code, concerning the issue, transfer and registration of certificates of shares of the stock of the Corporation.

        SECTION 5.03. SALE OF STOCK TO EMPLOYEES AND KEY MANAGEMENT PERSONNEL. The Board of Directors is authorized to enter into buy and sell agreements or stock repurchase agreements with respect to shares of stock sold to employees and key management personnel of the Corporation, reserving the right to the Corporation to reacquire and repurchase said shares in the event he ceases to be employed by the Corporation, in the event of the employee's death and in the event the employee wishes to dispose of his shares while still an employee.

        SECTION 5.04. FACSIMILE SIGNATURES AND SEALS. The certificates of stock shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation, and such signature and seal may be a facsimile, engraved or printed. When any such certificates are countersigned by a transfer agent, or a transfer clerk, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signature of the President or the Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, upon such certificate may be facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature shall have been placed upon such certificate shall have ceased to be such before said certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

        SECTION 5.05. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents and/or one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

        SECTION 5.06. CLOSING OF TRANSFER BOOKS. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period of not exceeding sixty (60) days nor less than ten (10) days before any Shareholders' meeting, or before the last day on which the consent or dissent of Shareholders may be effectively expressed for any purpose without a meeting, or before a date fixed for the payment of any dividend or for the delivery of evidences of rights or evidences of interest arising out of any change, conversion or exchange of the capital stock, as the time at which Shareholders entitled to notice of, and to vote at, such meeting or whose consent or dissent is required or may be expressed for any purpose, or entitled to receive any such dividend, distribution, right or interest, shall be determined; and all persons who are holders of record of voting stock at such time, and not others, shall be entitled to notice of, and to vote at, such meeting or to express their consent or dissent, as the case may be, and only Shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, rights or interests.

        SECTION 5.07. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except upon production of such evidence of such loss, destruction or theft, and upon the giving of a satisfactory bond of indemnity to the Corporation and/or the transfer agent, in such amount and upon such terms and secured by such surety, as the Board of Directors may, in its discretion require.

                             ARTICLE VI. FISCAL YEAR

        The fiscal year of the Corporation shall be as determined by resolution of the Board of Directors. The Board of Directors may terminate the first fiscal year of the Corporation at any time, by resolution.

                           ARTICLE VII. CORPORATE SEAL

        The Corporate seal of the Corporation shall have the corporate name of the Corporation engraved on the margin thereof, so as to make an impression.

                            ARTICLE VIII. AMENDMENTS

        Unless reserved exclusively to the Shareholders in whole or in part by the Articles of Incorporation or the TBCA or unless the Shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw, the power to alter, amend, or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, subject to repeal or change by action of the Shareholders. Unless the Articles of Incorporation or a bylaw adopted by the Shareholders provides otherwise as to all or some portion of these Bylaws, the Shareholders may amend, repeal or adopt the Corporation's Bylaws even though the Bylaws may also be amended, repealed or adopted by the Board of Directors.

                      ARTICLE IX. MISCELLANEOUS PROVISIONS

        SECTION 9.01. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

        SECTION 9.02. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

        SECTION 9.03. NOTICE AND WAIVER OF NOTICE. Whenever under the provisions of the Bylaws notice is required to be given to any Director or Shareholder, such notice shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing same in the post office or letter box in a postpaid sealed envelope, or by telegraph, telecopy or cable, addressed to each Director or Shareholder at such address as appears on the books of the Corporation, or, in default of other address, to such Director or Shareholder at the general post office in the City of Houston, Texas, and such notice shall be deemed to be given at the time when the same shall be thus mailed or sent.

        Notwithstanding any provision of these Bylaws to the contrary, any notice required or authorized to be given under these Bylaws may be waived in writing, or by telegraph, telecopy, radio or cable, signed by the person or persons entitled to such notice, whether such waiver be given or executed before or after the meeting for which notice would otherwise be required or authorized, or before or after the time stated in such waiver or waivers, and such waiver in every instance shall be and be deemed to be, valid and equivalent to actual personal notice by the person or persons who executed the same or gave the waiver by telegraph, telecopy, radio or cable.

        SECTION 9.04. CHECKS. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors; provided that no employee on leave of absence from the service of the Corporation shall be authorized to sign any check, draft, or other order for the payment of money out of the funds of the Corporation.

        SECTION 9.05. BOOKS AND RECORDS. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of the Shareholders, Board of Directors and each committee of the Board of Directors. The Corporation shall keep in its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class or series of shares issued by the Corporation held by each of them. Any books, records, minutes and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time. Any person who shall have been a Shareholder of record for at least six
(6) months immediately preceding his demand, or who is the holder of record of at least five (5%) percent of all the outstanding shares of the Corporation, and every Director, upon written demand stating the purpose thereof, shall have the right, at any reasonable time, for any proper purpose, to inspect all books, records of account, minutes and share transfer records of the Corporation and also of its wholly-owned subsidiaries, domestic or foreign. Such inspection may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts.

        SECTION 9.06. PERSONS AND NUMBERS. Wherever appropriate in the construction of these Bylaws, pronouns of the masculine gender shall include persons of the female sex; the singular number shall include the plural, and the plural the singular.

        SECTION 9.07. SECTION HEADINGS. The headings or captions of the Articles and Sections of these Bylaws are inserted for convenience of reference only and shall not be deemed to be a part hereof or used in the construction or interpretation hereof.

        SECTION 9.08. CONSTRUCTION AND INTERPRETATION. The place of these Bylaws, their status and their forum, shall be at all times in the State of Texas; and these Bylaws shall be governed by the Laws of the State of Texas as to all matters relating to their validity, construction and interpretation. In the event that any court of competent jurisdiction shall adjudge to be invalid or unlawful any clause, sentence, paragraph, subsection, section or article of these Bylaws, such judgment or decree shall not affect, impair, invalidate or nullify the remainder of these Bylaws, or any other provision hereof, but the effect of such judgment or decree shall be confined to the clause, sentence, paragraph, subsection, section or article so adjudged to be invalid or unlawful.